                                                                    EXHIBIT 99.3

                             LETTER OF TRANSMITTAL

                TO ACCOMPANY CERTIFICATES FORMERLY REPRESENTING
                  SHARES OF COMMON STOCK, $1.00 PAR VALUE, OF

                           CHRISTIANA COMPANIES, INC.

  IN EXCHANGE FOR SHARES OF COMMON STOCK OF EVI, INC., CASH CONSIDERATION (AS
      DEFINED BELOW) AND CONTINGENT CASH CONSIDERATION (AS DEFINED BELOW)
                           PURSUANT TO THE MERGER OF
                         CHRISTIANA ACQUISITION, INC.,
                                A SUBSIDIARY OF
                                   EVI, INC.
                                      WITH
                           CHRISTIANA COMPANIES, INC.

     BACKGROUND. This letter of transmittal serves two purposes. First, it is to accompany certificates representing the common stock, par value $1.00 per share, of Christiana Companies, Inc. ("Christiana") when submitted in connection with the merger (the "Merger") of Christiana Acquisition, Inc., a wholly-owned subsidiary of EVI, Inc. ("EVI") with and into Christiana. Second, this letter of transmittal is the means by which a Christiana shareholder may make an election to purchase common stock in C2, Inc. ("C2") as described in the C2 Prospectus, dated July 13, 1998.

     TO BE EFFECTIVE IN MAKING AN ELECTION WITH RESPECT TO THE PURCHASE OF COMMON STOCK OF C2, THIS FORM LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND SIGNED IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN, TOGETHER WITH CERTIFICATES FOR THE COMMON SHARES OF CHRISTIANA COMPANIES, INC. COVERED HEREBY, MUST BE DELIVERED TO FIRSTAR TRUST COMPANY NO LATER THAN 5 P.M. CENTRAL TIME, ON AUGUST 14, 1998 AT THE APPROPRIATE ADDRESS SET FORTH BELOW.

     The address for Firstar Trust Company is Firstar Trust Company, Attention:
Corporate Trust Department (by mail: P.O. Box 2077, Milwaukee, Wisconsin 53201-2077) or if by hand 1555 North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin.

     Questions regarding the Election procedure to purchase shares of C2, Inc. may be directed to William T. Donovan, President of Christiana Companies, Inc., at telephone number (414) 291-9000.

             PLEASE READ CAREFULLY THE INSTRUCTIONS INCLUDED HEREIN

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                      NAME AND ADDRESS OF REGISTERED OWNER
  (FILL IN EXACTLY AS NAME APPEARS ON CERTIFICATE(S); PLEASE PRINT CLEARLY OR
                                     TYPE)
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

TO: FIRSTAR TRUST COMPANY

     1. Christiana Stock. In accordance with the Agreement and Plan of Merger dated December 12, 1997 (the "Agreement"), as amended, relating to the merger (the "Merger") of Christiana Acquisition, Inc., a wholly-owned subsidiary of EVI with and into Christiana and pursuant to which each shareholder of Christiana will receive shares of capital stock of EVI, cash consideration of approximately $4.00 per share (the "Cash Consideration") and a right to contingent cash consideration of up to $1.92 per share payable after five years after the effective date of the Merger (the "Contingent Cash Consideration"), the undersigned hereby submits the certificate(s) listed below representing Common Stock, par value $1.00 per share, of Christiana ("Christiana Common Stock"). The enclosed certificate(s) formerly represented shares of common stock, $1.00 par value, of Christiana ("Christiana Common Stock") and are to be exchanged for
 .74913 of one share of common stock, $1.00 par value, of EVI ("EVI Common Stock"), the cash consideration (unless I elect to acquire common stock, $0.01 par value per share, of C2, Inc. ("C2 Common Stock"), a Wisconsin corporation, as provided for below) and a right to the Contingent Cash Consideration.

     All fractional shares that a holder of Christiana Common Stock would otherwise be entitled to receive shall be aggregated and if a fractional share of EVI Common Stock results from such aggregation, such fractional share shall be rounded up or down to the nearest whole share of EVI Common Stock.

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                                           CERTIFICATE INFORMATION
                                   (ATTACH ADDITIONAL SHEETS IF NECESSARY)
-------------------------------------------------------------------------------------------------------------
               CERTIFICATE NUMBER                     TOTAL NUMBER OF SHARES REPRESENTED BY CERTIFICATE

-------------------------------------------------------------------------------------------------------------
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-------------------------------------------------------------------------------------------------------------
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                                                 TOTAL SHARES:
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

     2. C2 Common Stock. The undersigned hereby makes the following election regarding the purchase of C2 Common Stock:

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                            ELECTION TO PURCHASE C2, INC. SHARES

             I understand (i) that I will receive approximately $4.00 for each share of Christiana Common Stock that I own immediately prior to the Merger; (ii) that I am entitled to purchase one share of C2
    E        Common Stock for each share of Christiana Common Stock that I own immediately prior to the Merger at $4.00 per share; and (iii) that
    L        I may purchase more shares of C2, if they are available.

    E        I HEREBY ELECT THE FOLLOWING OPTION (CHECK ONE):

    C        [ ]  I do not want to purchase any shares of C2, so please send me all the proceeds from the sale of Christiana Common Stock to
    T             which I am entitled pursuant to the Merger Agreement.

    I        [ ]  I want to purchase as many shares of C2 as possible using the cash (approximately $4.00 per share) to which I am entitled
    O             from the sale of my Christiana Common Stock pursuant to the
                  Merger Agreement.
    N
             [ ]  I only want to purchase           C2 shares using a portion of
                  the cash (approximately $4.00 per share) to which I am entitled from the sale of my Christiana Common Stock pursuant to the Merger Agreement. Please apply the appropriate amount of such cash to such purchase and send me the balance, if any.(A)

             [ ] I only want to purchase the number of shares of C2 to which I am entitled. Please apply the appropriate amount of cash to which I am entitled (approximately $4.00 per share) from the exchange of my Christiana Common Stock pursuant to the Merger Agreement and send me the balance, if any.

             [ ] I want to purchase the number of shares of C2 to which I am entitled using the cash to which I am entitled (approximately $4.00 per share) from the exchange of my Christiana Common Stock pursuant to the Merger Agreement. Please apply the appropriate amount of such cash to such purchase and send me the balance, if any. I also wish to purchase an additional shares of C2 (if they are
                  available).(C) Accordingly, I am enclosing the amount set forth below payable to Firstar Trust Company:

       Number of additional C2 shares I want to buy         times
         $4.00 per share:                                            $
                                                                     ========================

---------------

(A) This is the exercise of a portion of your Basic Subscription Privilege as described in the C2 Prospectus under "The Offering."
(B) This is the exercise of your entire Basic Subscription Privilege as more fully described in the C2 Prospectus under "The Offering."
(C) This is the exercise of your entire Basic Subscription Privilege plus your Additional Subscription privilege as more fully described in the C2 Prospectus under "The Offering."
--------------------------------------------------------------------------------

It is understood that such Election is subject to (i) the instructions included herein, (ii) the C2 Prospectus, receipt of which is hereby acknowledged, and
(iii) the terms, conditions and limitations of the Agreement.

     3. General. The undersigned hereby represents and warrants (and if more than one, each undersigned represents and warrants jointly and severally) to Firstar Trust Company that the undersigned has full power and authority to assign and transfer the shares of Christiana Common Stock made subject to this Form Letter of Transmittal and to make the Election made herein, and that there is no lien, restriction, charge or encumbrance against the shares of Christiana Common Stock made subject hereto.

================================================================================

                         SPECIAL ISSUANCE INSTRUCTIONS
                              (SEE INSTRUCTION 8)

To be completed ONLY if certificates and any check are to be issued in the name of someone other than the registered owner(s) of the Christiana Common Stock.

Name
--------------------------------------------------------------------------------
                             (Please Print or Type)

Address
--------------------------------------------------------------------------------
                                    (Street)

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             (City)                      (State)            (Zip Code)

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                            (Social Security Number)

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================================================================================

                         SPECIAL DELIVERY INSTRUCTIONS
                              (SEE INSTRUCTION 3)

To be completed ONLY if certificates and any check issued in the name of the undersigned are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Name
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                                (Please Print or Type)

Address
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                                        (Street)

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          (City)                         (State)            (Zip Code)

================================================================================



================================================================================

                                PLEASE SIGN HERE
                              (SEE INSTRUCTION 6)

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                           (Signature(s) of Owner(s))

Date                                                                      , 1995
     ---------------------------------------------------------------------

(   )
      --------------------------------------------------------------------
                           (Area Code and Telephone Number)

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                  Tax Identification or Social Security Number

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================================================================================

                            SIGNATURE(S) GUARANTEED,
                                  IF REQUIRED
                           (SEE INSTRUCTIONS 6 AND 8)

Firm
     ---------------------------------------------------------------------------
                             (Please Print or Type)

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                             (Authorized Signature)

Title
      --------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------
                                    (Street)

--------------------------------------------------------------------------------
            (City)                        (State)            (Zip Code)

================================================================================



================================================================================

              TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:
                              (SEE INSTRUCTION 10)

I hereby certify that the foregoing purchase of C2, Inc. Common Stock has been effected in accordance with the applicable laws of the jurisdiction in which I reside.


-----------------, 1998   ---------------------------  -------------------------
      Dated                          Signature               Signature for
                                                       Joint Subscriber (if any)

================================================================================

----------------------------------------------------------------------------------------------------------------------------------
 Name as shown above on account (If joint account, list first and circle the name of the person or entity whose number you enter in Part I below.)

 ---------------------------------------------------------------------------------------------------------------------------------
 Check appropriate box    [ ]  Individual/Sole proprietor    [ ]  Corporation    [ ]  Partnership    [ ]  Other _______

 ---------------------------------------------------------------------------------------------------------------------------------
 Address (If Holder does not complete, signature in Part I below will constitute a certification that the above address is correct.)

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 City, State, and Zip Code

 ---------------------------------------------------------------------------------------------------------------------------------
 SUBSTITUTE                         PART 1 -- PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION           Social Security Number
 FORM W-9                           NUMBER IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND     OR Employer Identification Number,
                                    DATING BELOW.                                                   whichever is applicable
                                                                                              ----------------------------------
                                    ----------------------------------------------------------------------------------------------
 DEPARTMENT OF THE TREASURY,        PART II -- For Payees exempt from backup withholding, see the enclosed Instructions for
 INTERNAL REVENUE SERVICE           Taxpayer Identification and Certification and complete as instructed.
 PAYER'S REQUEST FOR TAXPAYER
 IDENTIFICATION NUMBER (TIN)

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 CERTIFICATION. Under penalties of perjury, I certify that:
 (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

 CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.
--------------------------------------------------------------------------------

 SIGNATURE:____________________________________________________ DATE: __________

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                                        5

                                  INSTRUCTIONS

     1. TIME IN WHICH TO ELECT. This form or a facsimile thereof should be submitted, accompanied by the certificates representing shares of Christiana Common Stock described on the front hereof, to Firstar Trust Company at the appropriate address set forth on the front hereof, no later than 5:00 P.M., Central Time, on August 14, 1998. Holders of Christiana Common Stock whose Form Letters of Transmittal and certificates are not so delivered will not be entitled to make an Election to Purchase C2 Shares, but will be entitled to receive the consideration provided for Christiana shareholders in the Merger.

     2. CHANGE OR REVOCATION LETTER OF TRANSMITTAL. Any record holder of Christiana Common Stock may change an Election by delivering a written notice accompanied by a properly completed, revised Form Letter of Transmittal to Firstar Trust Company prior to 5:00 P.M., Central Standard Time, on August 14, 1998. Similarly, an Election may be revoked by delivering a written notice to Firstar Trust Company prior to such time or by withdrawing prior to such time the certificates previously deposited with Firstar Trust Company.

     3. NULLIFICATION OF ELECTION. All Form Letters of Transmittal will be void and deemed to be of no effect if the Merger is not consummated, and certificates submitted therewith shall be returned to the persons submitting the same as promptly as practicable. The undersigned directs Firstar Trust Company to issue in exchange for the Christiana Common Stock subject hereto the certificates representing the EVI Common Stock and a check for the Cash Consideration into which such EVI Common Stock will be converted in the Merger in the name(s) of the registered owner(s) of the shares of Christiana Common Stock subject hereto, UNLESS OTHERWISE INDICATED UNDER THE "ELECTION TO PURCHASE C2, INC. SHARES" AND/OR "SPECIAL ISSUANCE INSTRUCTIONS" BOXES HEREIN. The undersigned directs Firstar Trust Company, UNLESS OTHERWISE INDICATED UNDER THE "ELECTION TO PURCHASE C2, INC. SHARES" AND/OR "SPECIAL DELIVERY INSTRUCTIONS" BOXES HEREIN, to mail such certificates and check to the undersigned at the address shown above.

     4. RECEIPT OF CHECKS AND EVI COMMON STOCK. As soon as possible after the date of the Merger, but no later than 30 days thereafter (the "Payment Date"), the parties to the Merger Agreement shall calculate and agree upon the Cash Consideration (anticipated to be approximately $4.00 per share of Christiana Common Stock based upon the terms of the Merger Agreement as described more fully on the cover page of the Joint Proxy Statement/Prospectus) and the Contingent Cash Consideration (approximately $1.92 per share of Christiana Common Stock, based upon the terms of the Merger Agreement as described more fully on the cover page of the Joint Proxy Statement/Prospectus). On the Payment Date, EVI will pay the Cash Consideration due each Christiana Shareholder to Firstar Trust Company who shall promptly distribute such cash to each Christiana Shareholder; provided, however, that if the Firstar Trust Company has authorization from the Christiana Shareholders pursuant to this Form to apply all or a portion of the Cash Consideration to the purchase of C2 stock, such cash shall be so applied. Firstar Trust Company shall, following instructions from the Christiana Shareholders, either transmit such funds to C2 to purchase C2 shares or transmit such funds to the Christiana Shareholders. The Contingent Cash Payment shall be made in about 5 years to the Shareholder at the address indicated on the first page.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, PROPERLY INSURED, IS SUGGESTED.

     5. INADEQUATE SPACE. If there is insufficient space to list all certificates being submitted to Firstar Trust Company or to respond to any other information, please attach a separate sheet hereto.

     6. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on the Form Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificates unless the shares of Christiana Common Stock described on the Form Letter of Transmittal have been assigned by the registered holder(s), in which event the Form Letter of Transmittal should be signed in exactly the same form as the name of the name of the last transferee endorsed on the certificates or on accompanying stock powers. In addition, in the event of such assignment, the certificates must be endorsed or accompanied by appropriate stock powers, signed exactly as the name(s) of the registered owner(s) appear on the certificate and such signature(s) must be GUARANTEED as provided in Instruction 9.

     IF THE FORM LETTER OF TRANSMITTAL IS SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, OFFICER OF A CORPORATION, ATTORNEY-IN-FACT OR IN ANY OTHER REPRESENTATIVE OR FIDUCIARY CAPACITY, THE PERSON SIGNING MUST GIVE SUCH PERSON'S FULL TITLE IN SUCH CAPACITY, AND APPROPRIATE EVIDENCE OF AUTHORITY TO ACT IN SUCH CAPACITY MUST BE FORWARDED WITH THE FORM LETTER OF TRANSMITTAL. FOR A CORPORATION, APPROPRIATE EVIDENCE OF AUTHORITY OF AN OFFICER WOULD INCLUDE A CERTIFIED BOARD RESOLUTION, A FORM OF WHICH IS INCLUDED HEREWITH.

     If shares of Christiana Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Form Letters of Transmittal as there are different registrations of certificates.

     7. CHECKS AND NEW CERTIFICATES IN SAME NAME. If checks or certificates representing EVI Common Stock are to be payable to the order of or registered in exactly the same name that appears on the certificates representing shares of Christiana Common Stock being submitted herewith, the shareholder will not be required to endorse the old certificates or to make payment of transfer taxes.

     8. CHECKS AND NEW CERTIFICATES IN DIFFERENT NAMES. If checks or stock certificates representing EVI Common Stock are to be payable to the order of or registered in other than exactly the name that appears on the certificates submitted herewith, the certificates submitted must be endorsed, or accompanied by appropriate, signed stock powers, and the SIGNATURE GUARANTEED by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or by a commercial bank or trust company in the United States. Additionally, in such case all requisite stock transfer tax stamps must be affixed to the certificates submitted.

     9. LOST CERTIFICATES. If a holder is not able to locate his certificates representing shares of Christiana Common Stock, he should contact Christiana for advice on the procedure to be followed to obtain replacement certificates. Such holder should note that it may take in excess of two weeks to obtain such replacement certificates.

     10. NON-UNITED STATES RESIDENTS. Non-United States residents purchasing shares of C2 must verify by proper execution of the statement made in the signature box entitled "To Be Executed Only By Non-United States Residents".

     11. IMPORTANT TAX INFORMATION. Federal income tax law requires that each holder of Christiana Common Stock certify to the Exchange Agent such holder's correct Taxpayer Identification Number ("TIN") and to indicate that the holder is not subject to backup withholding. If such holder is an individual, the TIN is his or her social security number. Payments that are made to such holder with respect to such Cash Consideration are subject to backup withholding if such holder fails to make such certification on the enclosed Substitute Form W-9.

     If backup withholding applies, the Exchange Agent is required to withhold 31% on payments for Christiana Common Stock made to the holder pursuant to the Merger. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from the backup withholding and reporting requirements. In order for a holder who is a foreign individual to qualify as an exempt recipient, such holder must submit a statement on the appropriate form, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent.

     If the holder has not been issued a TIN or intends to apply for a TIN in the near future, the holder should write "Applied For" in the space for the TIN. If the Exchange Agent is not provided with a TIN before the effective time of the Merger, the Exchange Agent will withhold 31% on all payments for any Christiana Common Stock made to the holder pursuant to the Merger.

     12. MISCELLANEOUS. A single check or a single stock certificate will be issued for all shares subject to each Form Letter of Transmittal unless written instructions to the contrary are attached hereto.

     All questions with respect to this Form Letter of Transmittal, these Instructions and the Election (including, without limitation, questions relating to the timeliness or effectiveness of revocation of any Election and computations as to proration) will be determined by Firstar Trust Company in accordance with the terms of the Merger Agreement and C2 Prospectus.

     Additional copies of this Form Letter of Transmittal may be obtained from Firstar Trust Company.

                                        7